UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2016

Bioanalytical Systems, Inc.

(Exact name of registrant as specified in charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, Jacqueline Lemke informed the board of directors of Bioanalytical Systems, Inc. (the “Company”) of her intent to resign from her positions of President and Chief Executive Officer. On November 8, 2016, Ms. Lemke’s attorney provided a letter to Company’s counsel, which indicates that Ms. Lemke believes her resignation to be for "good reason" under the terms of her employment agreement and her expectation of severance compensation commensurate therewith. The board of directors disagrees with the characterization of the events set forth in the letter, including the statements to the effect that Ms. Lemke was deprived of her authority as President and Chief Executive Officer, and disagrees that she has met the requirements under her employment agreement to resign for "good reason". The board of directors has confirmed that Ms. Lemke has also stepped down from her position on the Company’s board of directors and has accepted Ms. Lemke’s respective resignations effective immediately. The board of directors is in the process of identifying Ms. Lemke’s successor.

The Company has provided Ms. Lemke with a copy of the disclosures contained in this Form 8-K no later than the date on which this report is being filed with the Securities and Exchange Commission. The Company has also provided Ms. Lemke with the opportunity to furnish the Company with a letter stating whether she agrees or disagrees with the statements made in this report and, if she disagrees, the respects in which she disagrees.

Item 9.01.          Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits

17.1     Letter from Jacqueline Lemke’s counsel to Bioanalytical Systems, Inc. counsel, dated November 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Dated: November 8, 2016	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

17.1	Letter from Jacqueline Lemke’s counsel to Bioanalytical Systems, Inc. counsel, dated November 8, 2016.